UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2021

CLEARFIELD, INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-16106	41-1347235
(Commission File No.)	(IRS Employer Identification No.)

7050 Winnetka Avenue North, Suite 100, Brooklyn Park, MN 55428

(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CLFD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items under Sections 1 through 4 and 6 through 8 are not applicable and therefore omitted.

Item 5.02.	Departure Of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon recommendation of the Nominating and Corporate Governance Committee of the Board of Directors of Clearfield, Inc. (the “Company”), the Board of Director elected Walter Jones, Jr. and Carol Wirsbinski as directors of the Company effective December 3, 2021. Neither Mr. Jones nor Ms. Wirsbinski have yet been appointed to any committees of the Board. Each of Mr. Jones and Ms. Wirsbinski is an “independent director” under the Nasdaq Listing Rules. To enable the election of Mr. Jones and Ms. Wirsbinski, the Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, increased the authorized number of directors to eight (8) directors.

In connection with these elections, the Compensation Committee recommended and the Board of Directors of the Company granted to each of Mr. Jones and Ms. Wirsbinski an award of restricted stock under the Company’s 2007 Stock Compensation Plan on the effective date of election, with a value of $10,000 as of the date of the grant, with the restrictions on the restricted stock lapsing on the one year anniversary of the date of election.

On December 3, 2021, upon the recommendation of the Nominating and Corporate Governance Committee, the Board approved revisions to the Company’s Governance Guidelines to reflect the Board of Director’s commitment to diversity and enhanced corporate governance best practices. The revised Governance Guidelines provide that when evaluating candidates for nomination as new directors, the Nominating and Corporate Governance Committee will consider, and will ask any search firm that it engages to provide, a set of candidates that includes qualified women and individuals from historically underrepresented groups. As part of the director recruitment process that culminated in the election of Mr. Jones and Ms. Wirsbinski, the Nominating and Corporate Governance Committee considered a set of candidates consisting exclusively of women and individuals from historically underrepresented groups.

Under Minnesota law and the Company’s bylaws, directors are elected by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present. The revised Governance Guidelines also provide that in an uncontested election, any nominee for director who receives a greater number of votes withheld from his or her election than votes for such election (a majority withheld vote) will promptly tender his or her resignation following certification of the shareholder vote. The Nominating and Corporate Governance Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose its decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K

A copy of the revised Governance Guidelines is available on the Company’s website at www.SeeClearfield.com by following the link to “Corporate Governance” in the “For Investors” section. The Company’s website and the information contained on or connected to the website are not incorporated into this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

	By:	/s/ Cheryl Beranek
Dated: December 6, 2021		Cheryl Beranek, Chief Executive Officer